EXHIBIT 10.1

Amended Performance Share Plan

THIRD AMENDMENT AND RESTATEMENT OF THE

ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE PLAN

1. Purpose. The purpose of the Alabama National BanCorporation Performance Share Plan (the “Plan”) is to further the long-term growth in profitability of Alabama National BanCorporation (the “Company”) by offering long-term incentives in addition to current compensation to those key executives who will be largely responsible for such growth.

2. Certain Definitions.

(a) “Award” means the award of Performance Shares to a Participant pursuant to the terms of the Plan.

(b) “Award Period” means the period of calendar years (but no more than five years) fixed by the Committee with respect to all Awards with the same Date of Grant, commencing with each Date of Grant, except that (i) the Award Period for an Employee whose normal retirement date (as determined under the Company’s corporate policy covering retirement of salaried employees) is less than the period otherwise fixed by the Committee from the applicable Date of Grant shall be the period beginning with such Date of Grant and ending on the December 31st immediately preceding such normal retirement date and (ii) the Award Period for a recently hired Employee may be for such lesser period as determined by the Committee.

(c) “Committee” means the committee of the Board of Directors of the Company which shall administer the Plan in accordance with Section 3.

(d) “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(e) “Company” means Alabama National BanCorporation, a Delaware corporation.

(f) “Date of Grant” means as of January 1 of any year in which an Award is made, or such other date as the Committee shall otherwise determine.

(g) “Employee” means any person (including any officer) employed by the Company or any subsidiary of the Company on a full-time salaried basis.

(h) “Fair Market Value” of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the twenty (20) trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for New York Stock Exchange - Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use.

(i) “Interim Period” means a period of at least one calendar year chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

(j) “Net Income Per Share” for the Company, or any other corporation, means net income for the year divided by average common shares outstanding during the year, computed in accordance with generally accepted accounting principles as reported in the Company’s Annual Report to Stockholders or its equivalent.

(k) “Participant” means an Employee who is selected by the Committee to receive an Award under the Plan.

(l) “Performance Share” means the equivalent of one share of Common Stock.

(m) “Return on Average Equity” for the Company, or any other corporation, for a period is obtained by dividing (i) Net Income Per Share of Common Stock for the year, by (ii) average Stockholders’ Equity Per Share at the beginning of the year and at the end of the year, computed in accordance with generally accepted accounting principles as reported in the Company’s Annual Report to Stockholders or its equivalent.

(n) “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(o) “Stockholders’ Equity Per Share” for the Company, or any other corporation, for a particular point in time is obtained by dividing (i) stockholders’ equity by (ii) outstanding common shares, computed in accordance with generally accepted accounting principles as reported in the Company’s Annual Report to Stockholders or its equivalent.

3. Administration of the Plan. The Plan shall be administered by a Committee designated by the Board of Directors, which shall be composed of not less than three members of the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Initially, the Committee shall be the Compensation Committee. Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees who are to participate in the Plan, to determine the Award to be made to each Employee selected to participate in the Plan, and to determine the conditions subject to which Awards will become payable under the Plan.

The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee’s interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or the reasons for any terminations of Participants shall be conclusive and binding on all Participants.

In connection with its determination as to the payment of Performance Shares, the Committee has full discretion to adjust Net Income Per Share, Return on Average Equity or other established measures to recognize special or nonrecurring situations or circumstances for the Company, or any other corporation, for any year. The Committee shall also have the discretion to modify established measures or criteria prior to the end of an Award Period to recognize special or non-recurring situations or circumstances. For Awards expressly intended for compliance with Section 162(m), discretion used by the Committee pursuant to this paragraph may only be used if permissible under Section 162(m).

The Plan shall be unfunded. Benefits under the Plan shall be paid from the general assets of the Company.

4. Participation. Participants in the Plan shall be selected by the Committee from those Employees who, in the estimation of the Committee, have a substantial opportunity to influence the long-term profitability of the Company.

5. Performance Share Awards.

(a) After appropriate approval of the Plan, and thereafter from time to time, the Committee shall select Employees to receive Awards in any year as of the Date of Grant. Any Employee may be granted more than one Award under the Plan, but no Employee may be granted, in the aggregate, more than 25% of the Performance Shares which are the subject of this Plan. Awards of Performance Shares hereunder shall not be made unless any such Award is in compliance with all applicable laws.

(b) No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any shares of Common Stock prior to the time when the Committee determines the form of payment of Performance Shares pursuant to Section 6.

(c) Payment of the Award to any Participant shall be made in accordance with Section 6 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Award is made. The Committee may prescribe different conditions for different Participants. Such conditions may be expressed in terms of: (i) the growth in Net Income Per Share during the Award Period, or (ii) Return on Average Equity in comparison with other banks and bank holding companies during the Award Period, or (iii) other reasonable bases; provided that, to the extent the Committee determines that it is necessary to qualify compensation under Section 162(m), the performance criteria shall be based on one or more of the criteria listed in (i) or (ii) above. Any provision of the Plan to the contrary notwithstanding, Performance Shares that are intended to qualify as performance-based compensation under Section 162(m) shall be granted and administered in accordance with the applicable requirements of Section 162(m) and be subject to such other terms and conditions as the Committee may impose. Subject to the terms of the Plan, each of the measures described in (i) or (ii) above may include or exclude discontinued operations, unusual items, non-recurring items, and extraordinary items, as determined by the Company’s auditors, and the effects of changes in accounting standards. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based exception under Section 162(m), the Committee may make such grants without satisfying the requirements of Section 162(m).

(d) Each Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Award including, without limitation, the length of the Award Period and whether there will be an Interim Period or Periods with respect to the Award and if so, the length of the Interim Period.

6. Payment of Performance Share Awards.

(a) Subject to the right of certain management or highly compensated employees to defer payment of an Award as discussed in this Section 6(b) below, payment of Performance Share Awards shall be as follows:

Each Participant granted an Award shall be entitled to payment of the Award as of the close of the Award Period applicable to such Award, but only if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. At the time of grant of each Award, the Committee shall decide whether there will be an Interim Period or Periods. If the Committee determines that there shall be one or more Interim Periods for the Award to any Participant, each such Participant granted an Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the particular Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of his Award. Any Performance Shares paid to a Participant for an Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

Unless otherwise directed by the Committee, payment of Awards shall be made as promptly as possible by the Company after the determination by the Committee that payment has been earned. Unless otherwise directed by the Committee, all payments of Awards to Participants shall be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the amount of federal, state and local taxes which the Participant’s employer is required to withhold on account of said payment. The Committee, in its discretion, may provide for payment of cash and distribution of shares of Common Stock in such other proportions as the Committee deems appropriate, except and provided that the Committee must pay in cash an amount equal to the federal, state and local taxes which the Participant’s employer is required to withhold on account of said payment. There shall be deducted from the cash portion of all Awards all taxes to be withheld with respect to such Awards.

For payment of each Award, the number of shares of Common Stock to be distributed to Participants shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant, less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share. To the extent that shares of Common Stock are available in the treasury of the Company on the date payment is to be made, such shares may be issued in payment of Awards.

(b) Each Participant who is a management or highly compensated employee and who is entitled to participate in the Alabama National BanCorporation Deferral of Compensation Plan for Key Employees may elect to defer payment of any Award in accordance with said plan.

7. Death or Disability. If, prior to the close of an Award Period, a Participant’s employment terminates by reason of his death or by his total and permanent disability (as determined under the Company’s Pension Plan), payment of his outstanding Award or Awards shall be made as promptly as possible after death or the date of the determination of total and permanent disability, and the number of Performance Shares to be paid shall be computed as follows: First, determine (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the date of death or the date of determination of total and permanent disability. Then, multiply each above-determined number by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period. This product shall be reduced by any Performance Shares for which payment has been made with respect to any Interim Period during each Award Period. In this instance, the Fair Market Value of the Common Stock shall be based on the twenty (20) days immediately preceding the date of death or the date of the determination of total and permanent disability.

8. Retirement Prior to Close of an Award Period. If, prior to the close of an Award Period, a Participant’s employment terminates by reason of his retirement on or after his normal retirement date (as determined under the Company’s Pension Plan) or prior to his normal retirement date if such retirement was at the request of his employer, payment of the Participant’s outstanding Award or Awards will be made as promptly as possible after such retirement and such payment shall be computed in the same manner as in Section 7, using the effective date of retirement in place of the date of death or determination of total and permanent disability.

9. Termination Under Certain Circumstances. If, prior to the close of an Award Period, a Participant’s employment terminates by reason of (i) his retirement prior to his normal retirement date (as determined under the Company’s Pension Plan) and such retirement was at the request of the Participant and approved in writing by his employer, (ii) the divestiture by the Company of one or more of its business segments or a significant portion of the assets of a business segment, or (iii) a significant reduction by the Company in its salaried work force, the determination of whether such Participant shall receive payment of his outstanding Award or Awards shall be within the exclusive discretion of the Committee. Payment, if any, of his Award or Awards to such Participant shall be made as of the close of each such Award Period by multiplying the amount of payment otherwise due under the Award at that date had the Participant remained employed through such date by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee and the denominator of which is the number of months in the Award Period.

10. Voluntary Termination or Discharge. If, prior to the close of an Award Period, a Participant’s status as an Employee terminates and there is no payment due under the terms of Sections 7, 8, 9, or 20, all of such Participant’s outstanding Performance Shares shall forthwith and automatically be canceled and all rights of the former holder of such canceled Performance Shares in respect to such canceled Performance Shares shall forthwith terminate.

11. Limitation on Awards and Payments. The maximum number of Performance Shares which may be awarded under the Plan shall not exceed an aggregate of 800,000 (except as adjusted in accordance with Section 18); provided, however, that since January 1, 1996 for the term of the Plan, payments of Awards shall involve no more than 800,000 shares of Common Stock (similarly adjusted in accordance with Section 18). If any Performance Shares awarded under the Plan are not paid because of death, total and permanent disability, retirement, voluntary termination, discharge or cancellation or because they lapse when conditions to their payment are not met, they shall thereupon become available again for award under the Plan.

12. Term of Plan. This Plan was originally effective January 1, 1996 as it was approved by the stockholders of the Company at the Annual Meeting of Stockholders held on June 6, 1996, and has been subsequently amended. This Third Amendment and Restatement of the Plan shall be effective upon approval by the stockholders of the Company at the Annual Meeting of Stockholders held on May 4, 2005. The Board of Directors of the Company may terminate the Plan at any time. If not sooner terminated, the Plan will expire on the date on which all of the Performance Shares subject to award under the Plan have been paid, but no grant of Awards may be made after December 31, 2015. Termination or expiration shall not adversely affect any right or obligation with respect to an Award theretofore made.

13. Cancellation of Performance Shares. With the written consent of a Participant holding Performance Shares granted to him under the Plan, the Committee may cancel such Performance Shares. In the event of any such cancellation, all rights of the former holder of such canceled Performance Shares in respect to such canceled Performance Shares shall forthwith terminate; and in no such event may such Participant be granted another Award within twelve months thereafter.

14. No Assignment of Interest. The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void, except that cash or shares of Common Stock payable under the Plan shall be transferable by testamentary will or by the laws of descent and distribution. All shares of Common Stock paid pursuant to this Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of the counsel for the Company.

15. Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Compensation Committee and shall not be effective until received by the Compensation Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

16. Employment Rights. An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of his employer to terminate his employment at any time.

17. Expenses. The expenses of administering the Plan shall be borne by the Company.

18. Dilution, Recapitalization and Other Adjustments. In case the Company shall at any time issue any shares of Common Stock (i) in a stock split or other increase of outstanding shares of Common Stock, by reclassification or otherwise, whereby the par value of shares is reduced, or (ii) in payment of a stock dividend, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards (see Section 11) shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by a reverse stock split, reclassification or otherwise, the number of Performance Shares which have been awarded but not paid, the maximum number of Performance Shares which may be awarded under the Plan, and the maximum number of shares of Common Stock which may be issued in payment of the Awards shall be reduced proportionately.

19. Amendment and Termination of the Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan at any time; provided, however, that no amendment may, without stockholder approval, increase the total number of Performance Shares which may be awarded or paid under the Plan or change the definition of Performance Share.

20. Plan Termination. The Board of Directors may terminate the Plan at any time in their discretion and in such event no Awards shall be made after the date of such Plan Termination. Payment of all Awards outstanding at the date of Plan Termination shall be made as promptly as possible after such date and payment of each such Award shall be computed in the same manner as in Section 7 using the effective date of Plan Termination in place of the date of death or the date of the determination of total and permanent disability, except that the Common Stock will be priced at Fair Market Value based on the twenty (20) trading days immediately preceding the date of Plan Termination.

21. Change in Control. In the event of a Change in Control, each Participant shall be deemed to have earned Performance Shares with respect to each of his or her Awards outstanding at the date of such Change in Control. The number of Performance Shares so earned shall be computed by determining (based on the conditions set by the Committee for payment of Awards for the subject Award Period) the number of Performance Shares that would have been paid if each subject Award Period had ended on the December 31st immediately preceding the Change of Control provided that in no event shall the number of Performance Shares earned be less than the aggregate number of Performance Shares at the target performance level (as identified in the applicable award letter) with respect to all such Awards. Thus, in the event of a Change in Control, the minimum Performance Shares to be awarded shall be equal to the aggregate number of Performance Shares that would have been awarded at the end of the Award Period(s) if the target performance level(s) applicable thereto had been met. Performance Share Awards granted in the year of the Change in Control shall be earned at the same percentage as Awards granted in the year preceding the year of the Change in Control. Each Performance Share so earned shall be canceled in exchange for an immediate payment in cash of an amount equal to the Change in Control Price.

For purposes of this Section 21, the following terms shall have the meanings ascribed thereto:

“Change in Control” means (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

“Change in Control Price” means the greater of (x) the price per share of Common Stock immediately preceding any transaction resulting in a Change in Control or (y) the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

22. Construction. The use of the masculine gender herein shall be deemed to refer to the feminine as well. All headings are included for convenience of reference and shall not be deemed a part of this Plan.